Exhibit 99.1
DATE: May 5, 2009
FOR IMMEDIATE RELEASE
AMERICAN MEDICAL SYSTEMS REPORTS STRONG FIRST QUARTER OPERATING PERFORMANCE AND CASH GENERATION
•	Non-GAAP adjusted EPS of $0.25 grows 67% over prior year; GAAP EPS of $0.23 exceeds prior year by 188%

•	Solid cash management allows for $36 million debt retirement in the first quarter

•	Full year 2009 earnings guidance increased
MINNEAPOLIS, May 5, 2009 — American Medical Systems Holdings, Inc. (NASDAQ: AMMD) reported revenue of $123.6 million for the first quarter of 2009, a 2.7 percent increase over revenue of $120.4 million in the comparable quarter of 2008. The strengthening of the U.S. dollar had a negative impact on revenue of $4.5 million in the first quarter compared to the prior year. Adjusting for constant currency, first quarter revenue grew 6.4 percent over the same period last year. On a GAAP basis the Company reported 2009 first quarter net income of $17.1 million, or $0.23 per share, compared to net income in the same period last year of $6.1 million, or $0.08 per share. Included in the first quarter 2009 net income is a $4.6 million pre-tax gain related to the early extinguishment of debt purchased at a discount to face value. Both periods include the impact of adopting the new accounting for convertible debt instruments (FSP No. APB 14-1), which was effective at the start of 2009 and is applied retrospectively to prior periods.
The Company also reported a strong non-GAAP adjusted EPS performance in the first quarter of 2009 of $0.25 per share compared to $0.15 per share in the comparable period last year. Non-GAAP adjusted EPS excludes the impact of amortization of intangible assets and amortization of financing costs, both significant non cash items affecting comparability to other companies, as well as the exclusion of the nonrecurring gain related to extinguishment of debt. A reconciliation of reported net income to non-GAAP adjusted net income is provided in the attached schedules.
Men’s Health led the first quarter revenue increase with growth of 12.9 percent (16.9% at constant currency comparisons) to $59.5 million. Highlighting the quarter was very strong performance from the male continence product line, with the continued success of the AdVance® male sling and the AMS 800® with InhibiZone®. Revenue from the BPH business declined 17.7 percent (14.0% at constant currency comparisons) to $25.4 million during the quarter, largely the result of continued softness in capital equipment purchases and slowing in certain foreign distributor markets. Women’s Health grew 5.4 percent (8.6% at constant currency comparisons) to $38.7 million in the first quarter, led by growth in female continence driven by the MiniArc® sling, and growth in the prolapse product line created by the recent introduction of the Elevate Posterior sling, partially offset by anticipated declines in uterine health.
“We experienced solid revenue growth in light of the current economic environment and the negative pressures related to the strengthened U.S. dollar. With that said, we are very pleased with our strong earnings performance, balance sheet management and cash generation,” stated Tony Bihl, Chief Executive Officer. “Through a combination of operational efficiencies, reduced interest expense, a reduced tax rate, and continued working capital management, we were able to generate significantly improved earnings and cash flow over the prior year and further reduce our debt by $36 million in the first quarter.”

American Medical Systems
May 5, 2009

Outlook
At current foreign currency exchange rates, the Company reiterates its full year 2009 revenue guidance in the range of $495 million to $515 million. Second quarter revenue is estimated in the range of $124 million to $130 million.
In May 2008, the Financial Accounting Standards Board (FASB) issued FASB Staff Position (FSP) No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement), which the Company adopted in the first quarter 2009 (and applied retrospectively to prior periods).  This FSP changed the balance sheet classification of a component of the Company’s Convertible Notes between equity and debt, and resulted in additional non-cash interest charges being reflected in the statement of operations.  The Company estimates that the adoption of this FSP will reduce net income for fiscal year 2009 by approximately $0.11 per share. This is a slightly revised estimate from previous guidance of $0.12 per share impact, due to the faster than anticipated payments on the convertible debt.
Given the significant impact of the amortization of financing costs resulting from the implementation of FSP No. APB 14-1, combined with the amortization of intangible assets, the Company has two significant non-cash charges in GAAP earnings that create inconsistencies in comparisons to many other companies. Accordingly the company now guides to non-GAAP adjusted earnings per share, which the Company defines as GAAP earnings per share excluding the impact of amortization of intangible assets and amortization of financing costs. This guidance also excludes the impact of any unusual non-recurring items that could occur in 2009, such as the gain on early debt extinguishment in the first quarter.
Reflecting continued efficiencies in cost of sales and operating expenses, the reduction in the 2009 expected effective tax rate and interest expense savings resulting from accelerated debt retirements, the Company has increased its 2009 non-GAAP adjusted earnings per share guidance to a range of $0.96 to $1.07, from its earlier guidance of $0.86 to $0.99 per share. This guidance excludes the impact of amortization of intangible assets which is approximately $0.11 and amortization of financing costs which is approximately $0.14. The $0.14 of amortization of financing costs consists of an incremental $0.11 related to the adoption of FSP No. APB 14-1, as discussed above, in addition to $0.03 of on-going amortization of financing costs.
The Company estimates second quarter 2009 non-GAAP adjusted earnings per share will be in the range of $0.22 to $0.26. This guidance excludes the impact of amortization of intangibles which is approximately $0.03 and amortization of financing costs which is approximately $0.03. Guidance for both periods excludes the impact of any unusual non-recurring items that could occur, such as gain or loss on early debt extinguishments or IPRD charges on milestone payments related to prior acquisitions.
Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), management provides non-GAAP adjusted net income, non-GAAP adjusted earnings per share and constant currency revenue growth rates because management believes that in order to properly understand the Company’s short-term and long-term financial trends and for purposes of comparability to other companies, investors may wish to consider the impact of certain adjustments (such as gain on extinguishment of debt, in-process research and development charges, amortization of intangibles, amortization of financing costs and related income tax adjustments and the impact of foreign currency translation on reported revenue). These

American Medical Systems
May 5, 2009

adjustments result from facts and circumstances (such as acquisition and business development activities and other non-recurring items) that vary in frequency and impact on the Company’s results of operations, represent significant items, which when excluded provide a useful measure to determine the health of the business and earnings by the business before significant non-cash charges or in the case of foreign currency translation, are highly variable and difficult to predict. Management uses non-GAAP adjusted net income, non-GAAP adjusted earnings per share and constant currency revenue growth rates to forecast and evaluate the operational performance of the Company as well as to compare results of current periods to prior periods on a consistent basis.
A reconciliation of net income from continuing operations and revenue growth rate percentages, the GAAP measures most directly comparable to non-GAAP adjusted earnings per share and constant currency revenue growth rates, respectively, are provided on the attached schedules.
Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.
Earnings Call Information
American Medical Systems will host a conference call on Tuesday, May 5, 2009 at 5:00 p.m. eastern time to discuss its 2009 first quarter results. Those without internet access may join the call from within the U.S. by dialing 888-263-1724; outside the U.S., dial 706-679-3821.
A live web cast of the call will be available through the Company’s corporate website at www.AmericanMedicalSystems.com and will be available for replay three hours after the completion of the call.
About American Medical Systems
American Medical Systems, headquartered in Minnetonka, Minnesota, is a diversified supplier of medical devices and procedures to cure incontinence, erectile dysfunction, benign prostate hyperplasia (BPH), prolapse and other pelvic disorders in men and women. These disorders can significantly diminish one’s quality of life and profoundly affect social relationships. In recent years, the number of people seeking treatment has increased markedly as a result of longer lives, higher-quality-of-life expectations and greater awareness of new treatment alternatives. American Medical Systems’ products reduce or eliminate the incapacitating effects of these diseases, often through minimally invasive therapies. The Company’s products were used to treat approximately 320,000 patients in 2008.
Forward-Looking Statements
This press release contains forward-looking statements relating to the market opportunities, future products, sales and financial results of American Medical Systems. These statements and other statements contained in this press release that are not purely historical fact are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are based on management’s beliefs, certain assumptions and current expectations. These forward-looking statements are subject to risks and uncertainties such as successfully competing against competitors; physician acceptance, endorsement, and use of AMS products; potential product recalls or technological obsolescence; successfully managing debt leverage and related credit facility financial covenants; current worldwide economic conditions and the impact on operations of the disruption in global financial markets; factors impacting the stock market and share price

American Medical Systems
May 5, 2009

and its impact on the dilution of convertible securities; potential obligations to make significant contingent payments under prior acquisitions; ability of the Company’s manufacturing facilities to meet customer demand; reliance on single or sole-sourced suppliers; loss or impairment of a principal manufacturing facility; clinical and regulatory matters; timing and success of new product introductions; patient acceptance of the Company’s products and therapies; changes in and adoption of reimbursement rates; adequate protection of the Company’s intellectual property rights; product liability claims; currency and other economic risks inherent in selling our products internationally and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the year ended January 3, 2009, and its other SEC filings. Actual results may differ materially from anticipated results. The forward-looking statements contained in this press release are made as of the date hereof, and AMS undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.
More information about the Company and its products can be found at its website www.AmericanMedicalSystems.com and in the Company’s Annual Report on Form 10-K for 2008 and its other SEC filings.

Contact:	Mark Heggestad
Executive Vice President and Chief Financial Officer
952-930-6495
Mark.Heggestad@AmericanMedicalSystems.com

Anthony Bihl
President and Chief Executive Officer
952-930-6334
Tony.Bihl@AmericanMedicalSystems.com

American Medical Systems
May 5, 2009

American Medical Systems Holdings, Inc.
Statements of Operations
(In thousands, except per share data)

	Three Months Ended
	April 4, 2009	March 29, 2008
	(Unaudited)	(Unaudited)
Net sales	$123,638	$120,362
Cost of sales	23,342	28,990

Gross profit	100,296	91,372

Operating expenses
Marketing and selling	43,348	45,081
Research and development	12,811	11,300
General and administrative	10,779	10,155
Amortization of intangibles	3,265	4,347

Total operating expenses	70,203	70,883

Operating income	30,093	20,489

Other income (expense)
Royalty income	933	355
Interest income	103	195
Interest expense	(5,410)	(8,057)
Amortization of financing costs	(3,981)	(4,120)
Gain on extinguishment of debt	4,562	—
Other income	552	1,345

Total other income (expense)	(3,241)	(10,282)

Income before income taxes	26,852	10,207

Provision for income taxes	9,772	4,120

Net income	$17,080	$6,087	(a)

Net income per share
Basic net income	$0.23	$0.08	(a)
Diluted net income	$0.23	$0.08	(a)

Weighted average common shares used in calculation
Basic	73,691	72,477
Diluted	74,018	73,588

(a)	First quarter 2008 net income and basic and diluted net income per share were reduced by $2,124 and $0.03 per share, respectively, due to the impact of retroactively adjusting the historical financial statements, as required by GAAP in the adoption of FSP No. APB 14-1, for the change in accounting related to the Company’s Convertible Notes.

American Medical Systems
May 5, 2009

American Medical Systems Holdings, Inc.
Condensed Balance Sheets
(In thousands)

	April 4, 2009	January 3, 2009
	(Unaudited)	(a)
Assets
Current assets
Cash and short-term investments	$42,467	$42,965
Accounts receivable, net	89,785	93,078
Inventories, net	37,396	38,500
Other current assets	18,259	19,766

Total current assets	187,907	194,309

Property, plant and equipment, net	46,893	48,280
Goodwill and intangibles, net	795,714	799,761
Other long-term assets	1,986	2,147

Total assets	$1,032,500	$1,044,497

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$8,777	$7,830
Accrued liabilities and taxes	51,652	55,480

Total current liabilities	60,429	63,310

Debt and other long term liabilities	528,463	553,705

Total liabilities	588,892	617,015

Stockholders’ equity	443,608	427,482

Total liabilities and stockholders’ equity	$1,032,500	$1,044,497

(a)	Retroactively adjusted as of January 3, 2009 to reflect the adoption of FSP No. APB 14-1, as required by GAAP, for the change in accounting related to the Company’s Convertible Notes.

American Medical Systems
May 5, 2009

American Medical Systems Holdings, Inc.
Condensed Statements of Cash Flows
(Unaudited)
(In thousands)

	Year Ended
	April 4, 2009	March 29, 2008
Cash flows from operating activities
Net income	$17,080	$6,087 (a)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including deferred financing costs	9,679	10,895 (a)
Gain on extinguishment of debt	(4,562)	—
Stock based compensation	2,216	2,125
Other adjustments, including changes in operating assets and liabilities	3,795	(11,699)

Net cash provided by operating activities	28,208	7,408

Cash flows from investing activities
Purchase of property, plant and equipment	(1,108)	(1,122)
Disposal of business	—	1,610
Purchase of other intangibles	—	(1,052)
Purchase of short term investments, net of redemptions	3,376	6
Other cash flows from investing activities	680	—

Net cash provided by (used in) investing activities	2,948	(558)

Cash flows from financing activities
Payments on senior secured credit facility	(8,585)	(5,793)
Repurchase of convertible senior subordinated notes	(21,125)	—
Other cash flows from financing activities	918	3,280

Net cash used in financing activities	(28,792)	(2,513)

Effect of currency exchange rates on cash	520	(1,222)

Net increase in cash and cash equivalents	2,884	3,115

Cash and cash equivalents at beginning of period	11,642	34,044

Cash and cash equivalents at end of period	$14,526	$37,159

(a)	First quarter 2008 net income was reduced by $2,124 and amortization of financing costs was increased by $3,410, due to the impact of retroactively adjusting the historical financial statements, as required by GAAP in the adoption of FSP No. APB 14-1, for the change in accounting related to the Company’s Convertible Notes. This change in accounting has no impact on cash used for interest on the applicable Convertible Notes.

American Medical Systems
May 5, 2009

American Medical Systems Holdings, Inc.
Selected Sales Information and Constant Currency Growth Reconciliation
(Unaudited)
(In thousands)

			Constant Currency Growth Reconciliation (a)
					Percent Growth
	Three Months Ended		Percent	Currency	at Constant
	April 4, 2009	March 29, 2008	Growth	Impact	Currency
Sales
Men’s health	$59,459	$52,675	12.9%	$(2,123)	16.9%
BPH therapy	25,453	30,933	-17.7%	(1,153)	-14.0%
Women’s health	38,726	36,754	5.4%	(1,205)	8.6%

Total	$123,638	$120,362	2.7%	$(4,481)	6.4%

Geography
United States	$89,670	$84,393	6.3%	$—	6.3%
International	33,968	35,969	-5.6%	(4,481)	6.9%

Total	$123,638	$120,362	2.7%	$(4,481)	6.4%

Percent of total sales
Men’s health	48%	44%
BPH therapy	21%	26%
Women’s health	31%	30%

Total	100%	100%

Geography
United States	73%	70%
International	27%	30%

Total	100%	100%

(a)	To calculate revenue growth rates that exclude the impact of foreign currency exchange rates, the Company converts actual current period net sales from local currency to U.S. dollars using constant foreign currency exchange rates. The generally accepted accounting principle (GAAP) measure most comparable to this non-GAAP measure is growth rate percentages based on GAAP revenue.

American Medical Systems
May 5, 2009

American Medical Systems Holdings, Inc.
Reconciliation of Reported Net Income to Non-GAAP Adjusted Net Income
(Adjustments are presented on a pre-tax basis)
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	April 4, 2009	March 29, 2008
Net income, as reported	$17,080	$6,087	(a)

Adjustments to net income:
Amortization of intangibles (b)	3,265	4,347
Amortization of financing costs (c)	3,981	4,120
Gain on extinguishment of debt (d)	(4,562)	—
Tax effect of adjustments to net income	(977)	(3,421)

Non-GAAP adjusted net income	$18,787	$11,133

Net income per share
Basic	$0.23	$0.08
Diluted	$0.23	$0.08

Non-GAAP adjusted earnings per share
Basic	$0.25	$0.15
Diluted	$0.25	$0.15

Weighted average common shares used in calculation:
Basic	73,691	72,477
Diluted	74,018	73,588

(a)	First quarter 2008 net income was reduced by $2,124 to reflect the impact of retroactively adjusting the historical financial statements, as required by GAAP in the adoption of FSP No. APB 14-1, for the change in accounting related to the Company’s Convertible Notes.

(b)	Consists of amortization of intangible assets, primarily developed and core technology.

(c)	Consists of amortization of financing costs on our convertible senior subordinated notes and senior secured credit facility.

(d)	Relates to the gain on retiring approximately $27 million of convertible senior subordinated notes.

(e)	Includes the tax effect of each of the above items in each of the periods.